                                                                   EXHIBIT 10.2

                                 FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THE SALE TO THE HOLDER OF THIS NOTE OF THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE AND IN PAYMENT OF INTEREST ON THIS NOTE ARE NOT COVERED BY A REGISTRATION STATEMENT UNDER THE ACT OR REGISTRATION UNDER STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED, AND SUCH SHARES MUST BE ACQUIRED, FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          NAPRO BIOTHERAPEUTICS, INC.

                            SENIOR CONVERTIBLE NOTE

No. ________                                                     $______________
New York, New York
            , 1997

          FOR VALUE RECEIVED, NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay to [INSERT NAME AND ADDRESS OF BUYER], or registered assigns (the "Holder") or order, the sum of _____________ Dollars ($_____________), on [BEFORE SIGNING THE NOTE, INSERT DATE WHICH IS THREE YEARS AFTER THE CLOSING DATE], 2000 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by redemption or repurchase in accordance with the terms hereof or otherwise. If the Applicable Rate for any period for which interest on this Note has already been paid increases, the amount of additional interest due with respect to such period by reason of such increase shall be paid in cash by the Company to the Holder within three Business Days after such increase becomes effective. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable in arrears on the

1st day of each March, June, September and December on the principal amount outstanding on such date, commencing on September 1, 1997, and at maturity (the "Interest Payment Dates"). Interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed. No interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been converted or redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such conversion or redemption.

          Except as otherwise specifically provided in Article VI, all payments of principal of and premium, if any, and interest on this Note shall be made in lawful money of the United States of America, or, at the option of the Company and subject to the provisions of this Note, interest payable on the Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock. All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article VII.

          The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Note Purchase Agreement. The obligations of the Company under this Note are secured pursuant to, and the Holder of this Note is entitled to the benefits of, the Security Agreement.

          The following terms shall apply to this Note:

                                   ARTICLE I

                 INTEREST IN COMMON STOCK; OPTIONAL REDEMPTION

          1.1    ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST. (a)  If the
                 -------------------------------------------------
Company exercises its option to make a payment of interest on this Note wholly or partly in shares of Common Stock (herein sometimes called the "Stock Payment Option"), the issuance of shares of Common Stock upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Company.

          (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on this Note if:

          (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the portion of such interest to be paid in Common Stock;

          (ii) the issuance or delivery of shares of Common Stock pursuant to the Stock Payment Option or the public resale of such shares by the Holder would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

          (iii) the shares of Common Stock to be issued upon exercise of the Stock Payment Option shall not then have been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

          (iv)   the Computed Price is less than the par value of the Common
     Stock;

          (v) an Event of Default, Repurchase Event or Registration Repurchase Event has occurred and is continuing;

          (vi) the Common Stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on Nasdaq; or

          (vii) the issuance of shares of Common Stock in payment of interest on this Note would result in the Holder (including all Aggregated Persons) beneficially owning more than 4.9% of the Common Stock, determined as provided in the second sentence of Section 2.1.

          (c) If the Stock Payment Option is elected, the Company shall issue and dispatch or cause to be dispatched to the Holder one or more certificates for the aggregate number of whole shares of Common Stock determined by dividing the per share Computed Price of the Common Stock on the applicable Interest Payment Date into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Note which is being paid in shares of Common Stock were being paid in such lawful money; provided, however, that if in connection with any such election
              --------  -------
the Company shall have failed to deliver the appropriate number of shares of Common Stock to the Holder within three Business Days after the applicable Interest Payment Date, then the Company shall not be entitled to use the Stock Payment Option in respect of such Interest Payment Date, such cash interest shall be immediately due and payable and the Company shall pay the interest for such Interest Payment Date in cash with Default Interest, at the rate provided in the Note, from such Interest Payment Date until paid. No fractional shares will be issued in payment of interest on this Note. In lieu thereof, the Company may, at its option, issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America for such fractional share.

          (d) If the Company exercises the Stock Payment Option with respect to a payment of interest on this Note, the Company shall deliver to the Holder, on the date on which Payment Shares for such payment of interest on this Note are to be received by the Holder, a Company Certificate setting forth (i) the total amount of the interest payment to which the Holder is entitled, (ii) the portion of the interest payment being made in Payment Shares, (iii) the number of Payment Shares allocable to such payment, as calculated pursuant to this Section 1.1, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.1(c), (v) a brief statement of the facts requiring such adjustment, (vi) the number of Payment Shares issuable with respect to each $100 of interest on this Note after such adjustment and (vii) a brief statement that none of the conditions set forth in Section 1.1(b) has occurred and is existing. Such Company Certificate shall be accompanied by the certificates, each duly issued in the name of the Holder or its nominee, representing the Payment Shares. Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Payment Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this Section 1.1 in the absence of manifest error. In addition, on or before the pertinent payment date, the Company shall cause the transfer agent for the Common Stock to prepare and issue the certificates representing the Payment Shares in the name of the Holder before being so delivered by the Company on the payment date.

          (e) The Payment Shares, when issued pursuant to and in compliance with this Section 1.1, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Note to which such Payment Shares relate.

          (f) Upon request of the Company from time to time, the Holder shall provide information concerning the number of Payment Shares which may be issued to the Holder within the limitation provided in Section 1.1(b)(vii).

          1.2  OPTIONAL REDEMPTION BY COMPANY.  (a) The Company shall have the
               ------------------------------
right to redeem at any one time or from time to time up to 50% of the original principal amount of this Note at the Optional Redemption Price pursuant to this
Section 1.2 on any Optional Redemption Date, so long as (x) no Event of Default or

Repurchase Event has occurred and is continuing, (y) the Company is in compliance in all material respects with its obligations to the Holder (including, without limitation, its obligations under the Note Purchase Agreement) and (z) the Company has funds available to pay the Optional Redemption Price when it gives the Optional Redemption Notice. In order to exercise its right of redemption under this Section 1.2, the Company shall give an Optional Redemption Notice to the Holder not less than 20 days or more than 30 days prior to the Optional Redemption Date stating that: (1) the Company is exercising its right to redeem a specified portion of this Note in accordance with this Section 1.2, (2) the principal amount of this Note to be redeemed, (3) the Optional Redemption Price and (4) the Optional Redemption Date. On the applicable Optional Redemption Date the Company shall pay to or upon the order of the Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder an amount equal to the Optional Redemption Price of the portion of this Note to be redeemed.

          (b) The Company shall not be entitled to give an Optional Redemption Notice or to redeem any portion of this Note with respect to which the Holder has given a Conversion Notice. Notwithstanding the giving of an Optional Redemption Notice, the Holder shall be entitled to convert in accordance with the terms of this Note up to five percent of the portion of this Note which otherwise is to be redeemed in accordance with such Optional Redemption Notice by giving a Conversion Notice at any time prior to the later of (1) the date which is one Business Day prior to the applicable Optional Redemption Date and
(2) the date on which the Company pays the Optional Redemption Price of such portion of this Note to the Holder.

          (c) Any redemption of this Note pursuant to this Section 1.2 shall be made at the same time as a redemption by the Company of a pro rata portion (based on the outstanding principal amounts) of the Other Notes. The Company shall not redeem any of the Other Notes pursuant to the provisions thereof similar to this Section 1.2 or repurchase or otherwise acquire any of the Other Notes (other than a mandatory redemption pursuant to provisions of the Other Notes comparable to Section 2.4) unless the Company offers simultaneously to redeem, repurchase or otherwise acquire a pro rata portion (based on outstanding principal amount) of this Note for cash at the same price as the Other Note or Other Notes.

          1.3  NO PREPAYMENT.  Except as otherwise specifically provided in
               -------------
Section 1.2, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the Maturity Date.

                                  ARTICLE II

                   CONVERSION; CERTAIN MANDATORY REDEMPTION
                            RIGHTS AND OBLIGATIONS

          2.1  CONVERSION RIGHT.  The Holder shall have the right (a) during the
               ----------------
period from and after the Issuance Date and ending on the date which is 119 days after the Issuance Date, to convert at any one time or from time to time up to an aggregate of 50% of the original principal amount of this Note and (b) on and after the date which is 120 days after the Issuance Date to the date this Note is paid in full, to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note, in each such case of at least $25,000, or such lesser amount as shall remain unpaid at the time of the conversion or may be permitted from time to time by the Company in its discretion, and in each such case accrued and unpaid interest on the principal amount to be converted and on any such interest, into fully paid and nonassessable shares of Common Stock at the Conversion Price in effect on the date the applicable Conversion Notice is given in accordance with this Note. Notwithstanding any other provision of this Note, in no event shall the Holder be entitled at any time to convert any portion of the principal amount of this Note (and accrued and unpaid interest thereon and on any such interest) in excess of that portion of the principal amount of this Note (and accrued and unpaid interest thereon and on any such interest) upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder (including shares of Common Stock beneficially owned by all Aggregated Persons) (other than shares of Common Stock deemed beneficially owned by the Holder or any Aggregated Person of the Holder through the ownership of (x) the unconverted portion of the principal amount of this Note and the Other Notes and accrued and unpaid interest thereon and on any such interest and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon conversion of the portion of the principal amount of this Note and accrued and unpaid interest thereon and on any such interest with respect to which the determination in this sentence is being made, would result in beneficial ownership by the Holder and all Aggregated Persons of the Holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the immediately preceding sentence. For purposes of the second preceding sentence, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by the Holder to the Company in connection with a particular conversion, without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Company with respect thereto. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the sum of (1) that portion of the principal amount of this Note to be converted plus
                                                                         ----
(2) accrued and unpaid interest on such principal amount to the date the Conversion Notice for such conversion is given plus (3) accrued and unpaid
                                               ----
Default Interest, if any, on the amount referred to in the immediately preceding clause (2) to the date such Conversion Notice is given, by the Conversion Price in effect on the date the Conversion Notice for such conversion is given.

          2.2  AUTHORIZED SHARES.  The Company covenants that, during the period
               -----------------
the conversion rights exist, the Company will reserve from its authorized and unissued Common Stock [INSERT THE LESSER OF 20% OF THE OUTSTANDING COMMON STOCK AND 150% OF THE AGGREGATE NUMBER OF SHARES ISSUABLE UPON CONVERSION FOR THIS NOTE AND THE OTHER NOTES AT 90% OF LOW TRADE PRICE DURING THE NINE TRADING DAYS PRIOR TO DATE THIS NOTE IS ISSUED] shares, (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring on or after the Issuance

Date) to provide for the issuance of Common Stock upon the full conversion of this Note and the Other Notes, subject to reduction from time to time by the number of shares of Common Stock issued on conversion of this Note and the Other Notes. The Company shall, from time to time, authorize and reserve additional shares of Common Stock to be issuable pursuant to the terms of this Note as shall be necessary to ensure that an adequate number of shares of Common Stock are at all times authorized and reserved for issuance upon full conversion of this Note and the Other Notes and the payment of interest on this Note in accordance with Section 1.1 and on the Other Notes in accordance with the terms thereof. The Company represents and warrants that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of and payment of interest on this Note.

          2.3  METHOD OF CONVERSION.  (a) The right of the Holder to convert
               --------------------
this Note shall be exercised by delivering (which may be made by telephone line facsimile transmission) to the Conversion Agent at the address or telephone line facsimile transmission number provided in or pursuant to the Transfer Agent Instruction, a Conversion Notice stating the principal amount of this Note which, together with interest and Default Interest, if any, as provided in this Note, is being converted and the number of shares of Common Stock to be issued upon such conversion. The Holder shall deliver a copy of such Conversion Notice to the Company when such notice is delivered to the Conversion Agent or as soon as practical thereafter, provided that the failure to do so shall not relieve the Conversion Agent of its obligations or prejudice the Holder's rights. The number of shares of Common Stock to be issued upon each conversion of this Note shall be the number set forth in the applicable Conversion Notice, which number shall be conclusive absent manifest error. The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within one Business Day after the Holder gives such Conversion Notice and no such claim of error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute.
A

Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder by telephone line facsimile transmission within one Business Day after a Conversion Notice has been given (which notice from the Company shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with such conversion.

          (b)  If the Holder elects to convert this Note in accordance with
Section 2.1, the Holder shall not be required to surrender this Note physically unless the entire unpaid principal amount of this Note is so converted. The Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid the Holder may not transfer this Note unless (1) the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note and (2) such transfer is otherwise in compliance with Section 8.7 hereof. THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGES AND AGREES THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING CONVERSION OF A PORTION OF THIS NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF THIS NOTE REPRESENTED BY

THIS NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.

          (c) In case of any consolidation or merger of the Company with any other corporation (other than a wholly-owned subsidiary of the Company) in which the Company is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that the Holder shall have the right thereafter to convert this Note into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange and on a basis which preserves the economic benefits of the conversion rights of the Holder on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to the Holder the right to elect the securities, cash or other assets into which this Note shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

          Whenever the Company shall propose to take any of the actions specified in this Section 2.3(c), the Company shall cause a notice to be mailed to the Holder at least 20 days prior to the date on which the books of the Company will close or on which a record will be taken for such action. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

          (d) Upon receipt by the Conversion Agent from the Holder of a Conversion Notice meeting the requirements for conversion as provided in Section
2.1 and this Section 2.3, the Company shall issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion by the close of business on the third Business Day after the date of such receipt, and as of the close of business on the date of receipt of such Conversion Notice the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Conversion Notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. If the Company fails to issue and deliver the certificates for the Common Stock to the Holder pursuant to the first sentence of this Section 2.3(d) as and when required to do so, in addition to any other liabilities the Company may have hereunder and under applicable law, (1) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses including, without limitation, fees and expenses of legal counsel incurred by the

Holder as a result of such failure, (2) the percentage used to calculate the Conversion Price applicable to such conversion shall be reduced by two-and-one-half percentage points from the percentage otherwise used to calculate the Conversion Price applicable to such conversion, provided that if the Fixed
                                                --------
Conversion Price is applicable to such conversion, the Fixed Conversion Price shall be reduced by two-and-one-half percent and (3) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to the Holder of the certificates for the shares of Common Stock issuable upon such conversion of this Note, rescind such conversion, whereupon the Holder shall have the right to convert this Note thereafter in accordance herewith.

          (e) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares converted at one time by the same holder, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the last sale price of the Common Stock on the date the applicable Conversion Notice is given to the Company, as reported by Bloomberg, L.P.

          2.4  LIMITATION ON SHARES ISSUABLE ON CONVERSION; MANDATORY
               ------------------------------------------------------
REDEMPTION.  (a) Notwithstanding any other provision herein, unless the
----------
Stockholder Approval shall have been obtained from the stockholders of the Company or waived by Nasdaq, the Company shall not be required to issue upon conversion of this Note a number of shares of Common Stock in excess of the Maximum Share Amount less the number of shares of Common Stock issued pursuant to Section 1.1 from time to time in payment of interest on this Note. The Company shall maintain records which show the number of shares of Common Stock issued by the Company upon conversion from time to time of this Note and issued by the Company pursuant to Section 1.1 in payment of interest on this Note, which records shall be controlling in the absence of manifest error. Upon surrender of this Note for transfer or re-registration hereof (or, at the option of the Holder, for conversion pursuant to Section 2.1 of less than all of this
Note), the Company shall make a notation on the new Note issued upon such transfer or re-registration or evidencing such unconverted portion of this Note, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the Note evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Company pursuant to
Section 1.1 in payment of interest on this Note and not previously reflected on the Note so surrendered, as shown on the records maintained by the Company). If this Note is surrendered for split-up into two or more Notes representing an aggregate principal amount equal to the principal amount of this Note at the time so surrendered (as reduced by any contemporaneous conversion of this Note), each Note issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to this Note at the time so surrendered. If any Other Note is converted in full, repaid, repurchased or redeemed, all of the portion of the Maximum Share Amount (as defined in such Other Note) allocated to such Other Note which remains unissued after such conversion, repayment, repurchase or redemption shall be re-allocated to this Note and the Other Notes outstanding at the close of business on the date of such conversion, repayment, repurchase or redemption of the Other Note so converted, repaid, repurchased or redeemed pro rata based on the principal amounts outstanding at the close of business on such date.

          (b) The Company shall promptly, but in no event later than three Business Days after the occurrence, give notice to the Holder in the form attached hereto as EXHIBIT B (by telephone line facsimile transmission at such number as the Holder has specified in writing to the Company for such purposes or, if the Holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at the Holder's address as the same appears on the records of the Company) and the Holder may at any time after the occurrence give notice to the Company in the form attached hereto as EXHIBIT C, in either case, if on any five Trading Days ending on or after the fifth Trading Day after the Issuance Date (the "Inconvertibility Days") within any period of ten consecutive Trading Days (x) the Company would not have been required to convert this Note in full as a consequence of the limitations set forth in
Section 2.4(a) had this Note been converted in full into Common Stock on each such day, determined at the Conversion Price applicable on each such Trading Day and without regard to the limitation, if any, on the Holder contained in the second sentence of Section 2.1 (a "Maximum Share Amount Inconvertibility") or
(y) notwithstanding Rule 416 under the Act or the provisions of Section 8(b) of the Note Purchase Agreement, the Registration Statement is not deemed to cover such indeterminate number of shares of Common Stock as shall be issuable upon conversion of this Note based on changes from time to time in the Conversion Price, the number of shares of Common Stock issuable upon conversion of this
Note in full had this Note been converted in full into Common Stock on each such Trading Day and without regard to the limitation if any on the Holder contained in the second sentence of Section 2.1 would exceed the number of shares of Common Stock covered by the Registration Statement and available for sale by the Holder pursuant to the Registration Statement (a "Registration Restriction Inconvertibility") (any such notice, whether given by the Company or the Holder, an "Inconvertibility Notice"). If the Company shall have given or been required to give any Inconvertibility Notice, or if the Holder shall have given any Inconvertibility Notice, then within three Business Days (the "Mandatory Redemption Period") after the earlier of (x) the date such Inconvertibility Notice is given and (y) the date such Inconvertibility Notice was required to be given, the Company shall redeem (A) the portion of this Note (which, if applicable, shall be all of this Note) as shall not, on the Business Day immediately preceding the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 2.4(a) (determined without regard to the limitation, if any, on the Holder contained in the second sentence of Section 2.1) or (B) the portion of this Note (which, if applicable, shall be all of this Note) as shall not, on the Business Day immediately preceding the date of such redemption, be convertible into shares of Common Stock which are covered by the Registration Statement and available for sale by the Holder pursuant to the Registration Statement, in either the case of the preceding clause (A) or clause (B) at a price equal to the Redemption Price (such portion, the "Inconvertible Portion") unless prior to the expiration of the applicable Mandatory Redemption Period the Company and the Holder shall, by mutual agreement in the form attached hereto as EXHIBIT D (a "Mandatory Redemption Waiver"), waive the Company's obligation to make such redemption. If the Company shall have become obligated to redeem all or any portion of this Note pursuant to this Section 2.4 by reason of a Maximum Share Amount Inconvertibility and, prior to the expiration of the Mandatory Redemption Period with respect thereto, the Company would have been able, within the limitations set forth in Section 2.4(a), to satisfy its obligations to the Holder to convert all of this Note (determined without regard to the limitation, if any, on the Holder contained in the second sentence of Section 2.1) on any two Trading Days within any period of five consecutive Trading Days commencing after the period of ten consecutive Trading Days which gave rise to the applicable Inconvertibility Notice from the Company or the Holder, as the case may be, had this Note been surrendered for conversion in full into Common Stock on each of such two Trading Days within such five-Trading-Day period, then the Company shall not be required to redeem any of this Note by reason of such Inconvertibility Notice. The Company shall notify the Holder of any claim by the Company of manifest error in an Inconvertibility Notice given by a Holder within one Business Day after the Holder gives such Inconvertibility Notice and no such claim or error shall limit or delay performance of the Company's obligation to redeem any Inconvertible Portion which is not in dispute. An Inconvertibility Notice given by a Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within one Business Day after an Inconvertibility Notice has been given (which notice shall specify all defects in the Inconvertibility Notice) and any Inconvertibility Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects.

          (c) Notwithstanding the giving of any Inconvertibility Notice by the Company or the giving or the absence of any Inconvertibility Notice by the Holder or any redemption of any portion of this Note, thereafter the provisions of Section 2.4(b) shall continue to be applicable on any occasion unless, in the case of a Maximum Share Amount Inconvertibility, the Stockholder Approval shall have been obtained or waived by Nasdaq.

          (d) On each Redemption Date, the Company shall make payment in immediately available funds of the applicable Redemption Price of the portion of this Note to be redeemed on such Redemption Date to the Holder or upon the order of the Holder as specified by the Holder in writing to the Company at least one Business Day prior to such Redemption Date. Upon redemption of less than all of this Note, promptly, but in no event later than three Business Days after surrender of this Note to the Company, the Company shall issue a replacement Note of like tenor for the portion of this Note which has not been redeemed.

          (e) If the Company shall have failed to pay in full the Redemption Price (other than by reason of a Maximum Share Amount Inconvertibility), the Repurchase Price or the Registration Repurchase Price for any portion (which, if applicable, may be all) of this Note when the same is due and payable, without in any way relieving the Company of its obligation to pay such amount, the Holder shall have the right to convert such portion of this Note into Common Stock in accordance with Section 2.1 (subject to the numerical limit contained in the second sentence of Section 2.1); provided, however, that the shares of
                                        --------  -------
Common Stock received by the Holder upon any such conversion may be subject to restrictions on resale by the Holder arising under applicable securities laws to the extent not registered for resale by the Holder pursuant to the Registration Statement.

          (f) If the Company shall have failed to pay in full the Redemption Price for any portion (which, if applicable, may be all) of this Note when the same is due and payable by reason of a Maximum Share Amount Inconvertibility, without in any way relieving the Company of its obligation to pay such amount, the Holder shall have the right to convert such portion of this Note into Common Stock at the lower of (1) the Market Price of the Common Stock on the date the Maximum Share Amount Inconvertibility occurs and (2) the arithmetic average of the Market Price of the Common Stock for the period of five (5) consecutive Trading Days ending one Trading Day prior to the date the Conversion Notice is given, and otherwise in accordance with Section 2.1 (subject to the numerical limit contained in the second sentence of Section 2.1). If the Holder converts any portion of this Note as permitted by this Section 2.4, then, notwithstanding such conversion, the Company shall remain liable to the holder for payment in cash of the amount by which the Redemption Price of the portion of this Note so converted exceeds the product of (x) the number of shares of Common Stock issued upon such conversion of such portion of the principal amount of this Note times (y) the arithmetic average of the Market
                              -----
Price of the Common Stock for the period of five (5) consecutive Trading Days ending one Trading Day prior to the date the Conversion Notice is given.


                                  ARTICLE III

                               CERTAIN COVENANTS

          3.1  LIMITATIONS ON CERTAIN INDEBTEDNESS.  The Company will not
               -----------------------------------
itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as "incurring"), any Indebtedness (other than Excluded Indebtedness) unless (1) immediately after the incurring of such Indebtedness no Event of Default, Repurchase Event or Registration Repurchase Event shall be continuing and (2) such Indebtedness is unsecured and contains the provisions set forth in EXHIBIT F attached hereto providing for the subordination of such Indebtedness to this Note; provided, however, that nothing in this Section 3.1 shall limit the
      --------  -------
issuance by the Company of preferred stock which would be shown as indebtedness on a balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles; provided further, however, that the limitations on
                       ----------------  -------
incurring Indebtedness set forth in this Section 3.1 shall not apply on and after January 15, 1998 if (x) the outstanding aggregate principal amount of this Note and the Other Notes is less than 35% of the original aggregate principal amount of this Note and the Other Notes and (y) no Event of Default, Repurchase Event or mandatory redemption obligation pursuant to Section 2.4 shall have occurred and be continuing.

          3.2  TENDER OFFERS.  The Company will not itself, and will not permit
               -------------
any Subsidiary to (1) make any Tender Offer for outstanding shares of Common Stock unless the Company contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Company or any Subsidiary, unless such person agrees with the Company to make an offer, in either such case, to the Holder to purchase the same percentage of the outstanding principal amount of this Note held by the Holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer, at a price equal to the greater of (i) an amount equal to the sum of (1) the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid interest on such principal amount to the date
     ----
of payment plus (C) accrued and unpaid Default Interest, if any, on the amount
           ----
referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of purchase pursuant to such Tender Offer plus (2) an amount
                                                           ----
equal to the product obtained by multiplying (a) the sum of the amounts stated in the immediately preceding clauses (1)(A) and (1)(B) times (b) either (I) if
                                                       -----
the date of purchase pursuant to such Tender Offer is on or before the date which is 119 days after the Issuance Date, 115% or (II) if the date of purchase pursuant to such Tender Offer is on or after the date which is 120 days after the Issuance Date, the quotient (expressed as a percentage) obtained by dividing
(A) the amount determined by subtracting from 100 percent the applicable percentage which would be used to determine the Conversion Price on the date of purchase pursuant to such Tender Offer if a Conversion Notice were given by the Holder on such date by (B) the applicable percentage which would be used to determine the Conversion Price on the date of purchase pursuant to such Tender Offer if a Conversion Notice were given by the Holder on such date and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 2.1 of this Note and any accrued and unpaid interest thereon and any accrued and unpaid Default Interest if a Conversion Notice were given by the Holder on the date of purchase pursuant to such Tender Offer (determined without regard to any limitation on conversion contained in Section 2.1) times (y) the highest price per share of Common Stock
                          -----
paid or payable pursuant to such Tender Offer.

          3.3  PAYMENT OF OBLIGATIONS.  The Company will pay and
               ----------------------
discharge, and will cause each Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

          3.4  MAINTENANCE OF PROPERTY; INSURANCE.  (a)  The Company will keep,
               ----------------------------------
and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

          (b) The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as are usually insured against in the same geographic region by companies of comparable size that are engaged in the same or a similar business.

          3.5  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company
               ------------------------------------------------
will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

          3.6  COMPLIANCE WITH LAWS.  The Company will comply, and will cause
               --------------------
each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries.

          3.7  INVESTMENT COMPANY ACT.  The Company will not be or become an
               ----------------------
open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

          3.8  TRANSACTIONS WITH AFFILIATES.  The Company will not, and will not
               ----------------------------
permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors of the Company.


                                  ARTICLE IV

                               EVENTS OF DEFAULT

          If any of the following events of default (each, an "Event of Default") shall occur:

          4.1  FAILURE TO PAY PRINCIPAL OR INTEREST.  The Company fails (a) to
               ------------------------------------
pay the principal, Optional Redemption Price, Redemption Price or Repurchase Price hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise, as applicable, or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) of this Section 4.1 only, such failure continues for a period of five (5) Business Days after the due date thereof;

          4.2  CONVERSION AND THE SHARES.  The Company fails to issue or cause
               -------------------------
to be issued shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note or upon exercise of the Warrants or fails to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note or in payment of interest on this Note or upon exercise of the Warrants as and when required by this Note, the Note Purchase Agreement, the Transfer Agent Instruction and the Warrants;

          4.3  BREACH OF COVENANT.  The Company (a) fails to comply with any
               ------------------
provision of Article III of this Note or (b) breaches any other material covenant or other material term or condition of this Note (other than as specifically provided in Sections 4.1, 4.2 and 4.3(a) hereof), the Note Purchase Agreement, the Security Agreement, the Transfer Agent Instruction or the Warrants, and in the case of this clause (b) of this Section 4.3 only, such breach continues for a period of fifteen (15) days after written notice thereof to the Company from the Holder;

          4.4  BREACH OF REPRESENTATIONS AND WARRANTIES.  Any representation or
               ----------------------------------------
warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement, the Security Agreement, the Transfer Agent Instruction and the Warrants) shall be false or misleading in any material respect when made;

          4.5  CERTAIN VOLUNTARY PROCEEDINGS.  The Company or any material
               -----------------------------
Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

          4.6  CERTAIN INVOLUNTARY PROCEEDINGS.  An involuntary case or other
               -------------------------------
proceeding shall be commenced against the Company or any material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

          4.7  JUDGMENTS.  Any court of competent jurisdiction shall enter one
               ---------
or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $100,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of thirty (30) consecutive days;

          4.8  DEFAULT UNDER OTHER AGREEMENTS.  (a) The Company or any
               ------------------------------
Subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money (other than this Note) which indebtedness has an outstanding principal amount in excess of $250,000 individually or $500,000 in the aggregate for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (b) any indebtedness of the Company or any of its Subsidiaries which has an outstanding principal amount in excess of $750,000 individually or $1,500,000 in the aggregate shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

          4.9  DELISTING OF COMMON STOCK.  The Common Stock shall cease to be
               -------------------------
listed on any of Nasdaq, the NYSE or the AMEX and shall remain unlisted for a period of three (3) days;

          4.10  SECURITY AGREEMENT.  The occurrence of any Event of Default (as
                ------------------
defined in the Security Agreement); or

          4.11  ASSERTION OF INVALIDITY.  There shall have been asserted, in
                -----------------------
writing, by or on behalf of the Company that any provision of this Note, the Note Purchase Agreement, the Security Agreement, the Transfer Agent Instruction or the Warrants is not valid and binding on the Company, or declaration shall have been sought by or on behalf of the Company that any such provision is null and void, or there shall have been commenced by or on behalf of the Company a proceeding to contest the validity or enforceability thereof, or there shall have been a denial by or on behalf of the Company that it has any or further liability or obligation under this Note, the Note Purchase Agreement, the Warrants, the Security Agreement or the Transfer Agent Instruction; then, upon the occurrence and during the continuation of any Event of Default specified in
Section 4.1, 4.2, 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, or 4.11 at the option of the
Holder the Company shall, and upon the occurrence of any Event of Default specified in Section 4.5 or 4.6, the Company shall, pay to the Holder an amount equal to the sum of (1) the product obtained by multiplying (a) the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid
                                              ----
interest on such principal amount to the date of payment times (b) 118% plus (2)
                                                         -----          ----
accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Note to the date of payment, and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity, including all rights and remedies under or in connection with the Security Agreement.


                                   ARTICLE V

                     REPURCHASE UPON A REPURCHASE EVENT OR
                         REGISTRATION REPURCHASE EVENT

          5.1  REPURCHASE RIGHT UPON REPURCHASE EVENT.  If there shall occur a
               --------------------------------------
Repurchase Event, then the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of this Note)), on the repurchase date that is three (3) Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price.

          5.2  NOTICES; METHOD OF EXERCISING REPURCHASE RIGHTS, ETC.  (a) On or
               ----------------------------------------------------
before the fifth (5th) Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

          (i)  the date by which the repurchase right must be exercised, and

          (ii) a description of the procedure (set forth below) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder's right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

          (b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the thirtieth (30th) day after the Company Notice (or if no such Company Notice has been given, within forty (40) days after the Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, and

(ii) this Note, duly endorsed for transfer to the Company of the portion of the principal amount of this Note to be repurchased. Such notice by the Holder shall be irrevocable.

          5.3  REPURCHASE RIGHT UPON REGISTRATION REPURCHASE EVENT. Upon the
               ---------------------------------------------------
occurrence of a Registration Repurchase Event, the Holder shall have the right, at the Holder's option, to require the Company to repurchase all of this Note, or from time to time any portion hereof (in a minimum principal amount of $100,000 or integral multiples thereof (or such lesser remaining principal amount of this Note)), on the repurchase date that is three (3) Business Days after the date a Holder Registration Repurchase Notice is given by the Holder. The Holder shall exercise its right to require repurchase pursuant to this
Section 5.3 by giving a Holder Registration Repurchase Notice as follows: (i) if the Registration Repurchase Event occurs by reason of the Company's failure to timely file the Registration Statement with the SEC, within 30 days after such event or (ii) if the Registration Repurchase Event occurs by reason of the non-occurrence of the SEC Effective Date within 120 days after the Issuance Date, at any time prior to the SEC Effective Date. If the Holder shall have given a Holder Registration Repurchase Notice, the Company shall repurchase this Note or the portion of this Note as stated in such Holder Registration Repurchase Notice at a purchase price equal to the Registration Repurchase Price.

          5.4  OTHER.  (a) If the Company fails to repurchase on the applicable
               -----
repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised pursuant to this Article V, then the Repurchase Price or the Registration Repurchase Price, as the case may be, for the portion (which, if applicable, may be all) of this Note which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable repurchase date until paid at the Default Rate.

          (b) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this Article V, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

          (c) The Company shall notify the Holder of any claim by the Company of manifest error in a Holder Notice or a Holder Registration Repurchase Notice within one Business Day after the Holder gives such notice and no such claim of error shall limit or delay performance of the Company's obligation to repurchase such portion of the Note which is not in dispute and (ii) such notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within one Business Day after such notice has been given (which notice from the Company shall specify all defects in such notice) and any Holder Notice or Holder Registration Repurchase Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects.


                                  ARTICLE VI

                              PAYMENT AT MATURITY

          6.1  HOLDER ELECTION.  The Holder shall have the right, exercisable at
               ---------------
any time prior to the Maturity Date (or such later date as the Company may permit) by giving a Final Conversion Election, to elect that upon the Maturity Date the outstanding amount of this Note shall be converted into shares of Common Stock in accordance with Section 2.1. The Holder may make such election by giving notice of the Final Conversion Election at any time prior to the Maturity Date. If the Holder gives a Final Conversion Election, then on the Maturity Date the outstanding amount of this Note shall be converted into the number of shares of Common Stock determined in accordance with Section 2.1 (determined without regard to the limitation, if any, on the Holder contained in the second sentence of Section 2.1). Such conversion, however, shall be subject to the limitations contained in Section 2.4. The Company shall notify the Holder of any claim by the Company of manifest error in a Final Conversion Election within one Business Day after the Holder gives such Final Conversion Election and no such claim or error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Final Conversion Election shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within one Business Day after a Final Conversion Election has been given (which notice shall specify all defects in the Final Conversion Election) and any Final Conversion Election containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes in writing to correct all such defects.

          6.2  FINAL MATURITY NOTE ISSUANCE. (a) If the Holder fails timely to
               ----------------------------
make the Final Conversion Election, then as of the Maturity Date of this Note, the Company shall issue to the Holder a Final Maturity Note in the principal amount herein provided. The principal amount of the Final Maturity Note shall be (a) the sum of (1) the outstanding principal amount of this Note, (2) the amount of accrued and unpaid interest on such principal amount to the Maturity Date and (3) Default Interest, if any, on the amount referred to in the immediately preceding clause (2) to the Maturity Date less (b) the sum of (1)
                                                      ----
the principal amount of this Note, if any, which on the Maturity Date is inconvertible pursuant to Section 2.4, (2) accrued and unpaid interest on such principal amount to the Maturity Date and (3) Default Interest, if any, on the amount referred to in the immediately preceding clause (2) to the Maturity Date. Notwithstanding the issuance of the Final Maturity Note, the Company shall remain liable for payment of all unpaid amounts due under this Note which are not included in the principal amount of the Final Maturity Note, including, without limitation, the Redemption Price and the Repurchase Price. If the Holder shall have failed to give a Final Conversion Election prior to the Maturity Date, then prior to issuance of the Final Maturity Note, the Company shall have the right within 15 days after the Maturity Date to contact the Holder and for a period of 15 days after such notice to seek a Final Conversion Election from the Holder; provided, however, that if the Holder fails to give a
                          --------  -------
Final Conversion Election within such 15 days, the Company shall immediately issue the Final Maturity Note, which shall be dated the Maturity Date.

          (b) The Holder of this Note by its acceptance hereof, acknowledges and agrees that the Final Maturity Note shall bear a restrictive legend in substantially the following form (and a stop-transfer order to such effect may be placed against transfer of the Final Maturity Note):

     This Final Maturity Note has not been registered under the Securities Act of 1933, as amended or any state securities laws. This Final Maturity Note has been acquired for investment only and may not be sold, transferred or assigned in the absence of such registration or an opinion of counsel reasonably satisfactory in form, scope and substance to the Company that such registration is not required.

     This Final Maturity Note may not be transferred except as provided in
Section 3.7.


                                  ARTICLE VII

                                  DEFINITIONS

          7.1  CERTAIN DEFINED TERMS.  (a)  All the agreements or instruments
               ---------------------
herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

          (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Act" means the Securities Act of 1933, as amended.

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the subject Person.

          "Aggregated Person" means any person whose beneficial ownership of shares of Common Stock would be aggregated with the

Holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

          "AMEX" means the American Stock Exchange, Inc.

          "Applicable Rate" means five percent (5%) per annum; provided,
                                                               --------
however, that if the SEC Effective Date has not occurred on or before the 70th
-------
day after the Issuance Date, the Applicable Rate shall be twelve percent (12%) per annum from the Issuance Date until the SEC Effective Date.

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

          "Collateral Agent" means First Trust National Association, as Collateral Agent under the Security Agreement.

          "Common Stock" shall mean the Common Stock, $.0075 par value, together with the related Preferred Stock Purchase Rights or similar rights, of the Company or any shares of capital stock and related rights of the Company into which such stock shall be changed or reclassified after the Issuance Date.

          "Company" shall have the meaning provided in the first paragraph of this Note.

          "Company Certificate" means a certificate of the Company signed by an Officer.

          "Company Notice" means a Company Notice in the form attached hereto as EXHIBIT G.

          "Computed Price" for any date

               (1) during the period commencing on the Issuance Date and ending on the date which is 119 days after the Issuance Date, means the lower of
     (a) the arithmetic average of the Market Price of the Common Stock for the period of five

     (5) consecutive Trading Days ending one Trading Day prior to such date or
     (b) $10.00;

               (2) during the period commencing on the date which is 120 days after the Issuance Date and ending on the date which is 149 days after the Issuance Date, means 95% of the lowest per share Trading Price during the applicable Measurement Period;

               (3) during the period commencing on the date which is 150 days after the Issuance Date and ending on the date which is 179 days after the Issuance Date, means 92.5% of the lowest per share Trading Price during the applicable Measurement Period; and

               (4) on and after the date which is 180 days after the Issuance Date, means 90% of the lowest per share Trading Price during the applicable Measurement Period.

          "Conversion Agent" means American Stock Transfer & Trust Company, its successor or such other person who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Company to act as conversion agent for the Note in accordance with the Transfer Agent Instruction and the name, address and telephone number of whom shall have been given to the Holder by notice from the Company.

          "Conversion Notice" means a Notice of Conversion of Senior Convertible Note substantially in the form attached hereto as EXHIBIT A, properly completed and duly executed by the Holder or the Holder's attorney-in-fact.

          "Conversion Price" for any date

          (1) during the period commencing on the Issuance Date and ending on the date which is 119 days after the Issuance Date, means the Fixed Conversion Price;

          (2) during the period commencing on the date which is 120 days after the Issuance Date and ending on the date which is 149 days after the Issuance Date, means 95% of the lowest per share Trading Price during the applicable Measurement Period;

          (3) during the period commencing on the date which is 150 days after the Issuance Date and ending on the date which is 179 days after the Issuance Date, means 92.5% of the lowest per share Trading Price during the applicable Measurement Period; and

          (4) on and after the date which is 180 days after the Issuance Date, means 90% of the lowest per share Trading Price during the applicable Measurement Period;

provided, however, that on any date on or after the 270th day after the Issuance
--------  -------
Date, the Conversion Price shall not be greater than 110% of the arithmetic average of the Market Price of the Common Stock for the period of thirty (30) consecutive Trading Days ending one Trading Day prior to such 270th day.

          "Conversion Shares" means the shares of Common Stock and the related Preferred Stock Purchase Rights issuable upon conversion of this Note in accordance with Article II.

          "Default Interest" shall have the meaning provided in the first paragraph of this Note.

          "Default Rate" means 12 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law); provided, however, that if the
                                                  --------  -------
SEC Effective Date has not occurred on or before the 70th day after the Issuance Date, the Default Rate shall be 18 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law) from the Issuance Date until the SEC Effective Date.

          "Engagement Agreement" means the Engagement Agreement, dated May 12, 1997, between the Company and Diaz & Altschul, LLC relating to the private placement offering of this Note by the Company.

          "Event of Default" shall have the meaning provided in Article IV.

          "Excluded Indebtedness" means

          (1) Indebtedness which is outstanding and which would be reflected on a balance sheet of the Company as of the Issuance Date prepared in accordance with Generally Accepted Accounting Principles; and

          (2) Indebtedness incurred after the Issuance Date consisting of equipment lease obligations or other equipment financings which are required to be capitalized in accordance with Generally Accepted Accounting Principles and working capital lines of credit not in excess of $10,000,000 in the aggregate outstanding at any one time from the Issuance Date to the date on which the Company has delivered a copy of the FDA Recommendation to Holders, and $20,000,000 thereafter.

          "FDA" shall mean the United States Food and Drug Administration.

          "FDA Recommendation" shall mean a written statement by an advisory panel established by the FDA addressed to the FDA which recommends that the FDA approve a new drug application, submitted by a subsidiary of Ivax Corporation pursuant to an agreement with the Company, for Paxene for use in treating any one of Kaposi's sarcoma, breast cancer or ovarian cancer and permitting the commercial sale of Paxene for such uses in the United States. Each copy of such statement delivered pursuant to this Agreement shall be accompanied by an Officer's Certificate certifying that such statement is a true and correct copy of the statement and that subsequent to the date of such statement it has not been retracted, modified or reviewed by such advisory panel or the FDA.

          "Final Conversion Election" means a Holder Notice of Final Conversion of Senior Convertible Note in the form attached hereto as EXHIBIT J.

          "Final Maturity Note" shall mean a note issued by the Company in the form attached hereto as EXHIBIT K.

          "Fixed Conversion Price" means $10.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on and after the Issuance Date).

          "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person as at and for the year ended December 31, 1996.

          "Holder" shall have the meaning provided in the first paragraph of this Note.

          "Holder Notice" means a Holder Notice in the form attached hereto as EXHIBIT H.

          "Holder Registration Repurchase Notice" means a Holder Registration Repurchase Notice in the form attached hereto as EXHIBIT I.

          "Inconvertibility Days" shall have the meaning provided in Section 2.4(b).

          "Inconvertibility Notice" shall have the meaning provided in Section 2.4(b).

          "Inconvertible Portion" shall have the meaning provided in Section 2.4(b).

          "Indebtedness" as used in reference to any Person means all indebtedness of such person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such person or in effect guaranteed by such person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such person, although such person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such person.

          "Interest Payment Dates" shall have the meaning provided in the first paragraph of this Note.

          "Issuance Date" means the date this Note was issued to the original Holder of this Note.

          "Majority Holders" means at any time the holders of this Note and the Other Notes which hold Notes and Other Notes which, based on the original principal amount thereof, represent a majority of the original aggregate principal amount of this Note and the Other Notes, whether or not outstanding at such time.

          "Mandatory Redemption Period" shall have the meaning provided in
Section 2.4(b).

          "Mandatory Redemption Waiver" means a Mandatory Redemption Waiver in the form attached hereto as EXHIBIT D.

          "Market Price" of any security on any date shall mean the closing bid price of such security on such date on Nasdaq or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Nasdaq or such exchange or other market.

          "Maturity Date" shall have the meaning provided in the first paragraph of this Note.

          "Maximum Share Amount" means [INSERT PRO RATA PORTION OF 20% OF THE NUMBER OF SHARES OUTSTANDING IMMEDIATELY PRIOR TO THE TIME THE NOTE IS ISSUED] shares (such amount to be subject to equitable adjustment from time to time on terms reasonably acceptable to the Holder for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date) of Common Stock.

          "Measurement Period" means

          (1) with respect to any date during the period commencing on the date which is 120 days after the Issuance Date and ending on the date which is 149 days after the Issuance Date, the period of seven (7) consecutive Trading Days ending one Trading Day prior to such date;

          (2) with respect to any date during the period commencing on the date which is 150 days after the Issuance Date and ending on the date which is 179 days after the Issuance Date, the period of eight (8) consecutive Trading Days ending one Trading Day prior to such date; and

          (3) with respect to any date on or after the date which is 180 days after the Issuance Date, the period of nine (9) consecutive Trading Days ending one Trading Day prior to such date.

          "Nasdaq" means the Nasdaq National Market.

          "1934 Act" shall have the meaning provided in Section 2.1.

          "Note" shall have the meaning provided in Section 8.3.

          "Note Purchase Agreement" shall mean the Note Purchase Agreement, dated as of ___________________, 1997, by and between the Company and the original Holder of this Note.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

          "Optional Redemption Date" means any Business Day during the period commencing on the Issuance Date and ending on the date which is 119 days after the Issuance Date.

          "Optional Redemption Notice" means an Optional Redemption Notice in the form attached hereto as EXHIBIT E.

          "Optional Redemption Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (A) the sum of (i) the outstanding principal amount of the Note specified in an Optional Redemption Notice as being required to be redeemed by the Company plus (ii) accrued and unpaid interest on such principal amount to the Optional Redemption Date times (B) 115% plus (2)
                                                      -----
accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (1)(A)(ii) at the rate provided in this Note to the Optional Redemption Date. The Optional Redemption Price shall be adjusted to reflect the reduced outstanding principal amount of the Note and related accrued interest on the Optional Redemption Date resulting from any permitted conversions of the Note after the Optional Redemption Notice is given.

          "Other Notes" means the several Senior Convertible Notes issued by the Company pursuant to the Other Note Purchase Agreements and pursuant to the Engagement Agreement.

          "Other Note Purchase Agreements" means the several Note Purchase Agreements, dated as of the date of the Note Purchase Agreement, between the Company and the several buyers named therein.

          "Paxene" shall mean the drug formulation that includes the bulk active drug substance manufactured by the Company.

          "Payment Shares" means the shares of Common Stock and the related Preferred Stock Purchase Rights issuable in payment of interest on this Note in accordance with Section 1.1.

          "Person" means an individual, partnership, corporation, trust or incorporated organization, and a government or a governmental agency or political subdivision.

          "Preferred Stock Purchase Rights" means the Preferred Stock Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar right hereafter issued by the Company with respect to the Common Stock).

          "Redemption Date" means a date on which the Company is required to redeem all or any portion of this Note as provided in Section 2.4.

          "Redemption Percentage" means with respect to each Redemption Date, the applicable percentage set forth below determined with respect to such date as follows:


     Redemption Date                                              Percentage
     ---------------                                              ----------

     Issuance Date through and including the 119th day thereafter      110%

     120th through 149th day after the Issuance Date                   111%

     150th through 179th day after the Issuance Date                   112%

     On and after the 180th day after the Issuance Date                113%


          "Redemption Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (A) the sum of (i) the principal amount of this Note to be redeemed on a particular Redemption Date plus (ii) accrued and unpaid
                                                    ----
interest on such principal amount to such Redemption Date times (B) the
                                                          -----
applicable Redemption Percentage plus (2) accrued and unpaid Default Interest,
                                 ----
if any, on the amount referred to in the immediately preceding clause (1)(A)(ii) at the rate provided in this Note to such Redemption Date.

          "Registration Repurchase Event" means the occurrence of either of the following events:

          (a) the Company fails to file the Registration Statement within the ten day period provided in Section 8(a)(1) of the Note Purchase Agreement; or

          (b) the SEC Effective Date shall not have occurred on or before the date which is 120 days after the Issuance Date.

          "Registration Repurchase Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying (A) the sum of (i) the principal amount of this Note to be repurchased plus (ii) accrued and unpaid interest on
                                      ----
such principal amount to the date of such repurchase times (B) 115%, plus (2)
                                                     -----           ----
accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (1)(A)(ii) at the rate provided in this Note to the date of repurchase in accordance with Article V.

          "Registration Restriction Inconvertibility" shall have the meaning provided in Section 2.4(b).

          "Registration Statement" means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a) of the Note Purchase Agreement.

          "Repurchase Event" means the occurrence of any one or more of the following events:

          (a) For any period of five consecutive Trading Days following the date hereof there shall be no reported sale price of the Common Stock on any of Nasdaq, the NYSE or the AMEX;

          (b) The Common Stock ceases to be listed for trading on Nasdaq, the NYSE or the AMEX;

          (c) Any consolidation or merger of the Company or any subsidiary of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the shareholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and its subsidiaries;

          (d)  The adoption of any amendment to the Company's

     Certificate of Incorporation (other than any certificate designating a series of preferred stock of the Company) or the taking of any other action which materially and adversely affects the rights of the Holder;

          (e) The inability of the Holder for (x) 20 Trading Days (whether or not consecutive) during the period commencing on the SEC Effective Date and ending on the first anniversary of the Issuance Date or (y) 60 Trading Days (whether or not consecutive) during the period from the SEC Effective Date to the Maturity Date, to sell shares of Common Stock issued upon conversion of this Note pursuant to the Registration Statement required to be filed by the Company pursuant to the Note Purchase Agreement (1) by reason of the requirements of the Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC; or

          (f) The occurrence of any Event of Default specified in Article IV of this Note.

          "Repurchase Price" means an amount in cash equal to the sum of (1) the product obtained by multiplying the sum of (A) the outstanding principal amount of this Note plus (B) accrued and unpaid interest on such principal amount to
             ----
the date of repurchase times 118% plus (2) accrued and unpaid Default Interest,
                       -----      ----
if any, on the amount referred to in the immediately preceding clause (1)(B) at the rate provided in this Note to the date of repurchase.

          "Rights Agreement" means the Rights Agreement, dated as of November 8, 1996, by and between the Company and American Stock Transfer & Trust Company, as Rights Agent.

          "SEC" means the Securities and Exchange Commission.

          "SEC Effective Date" means the date on which the Registration Statement is first declared effective by the SEC.

          "Security Agreement" shall mean the Pledge and Security Agreement, dated as of _________________, 1997, by and between the Company and the Collateral Agent.

          "Senior Indebtedness" shall have the meaning provided in EXHIBIT F hereto.

          "Shares" means the Conversion Shares and the Payment Shares.

          "Stock Payment Option" shall have the meaning provided in Section 1.1(a).

          "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock on conversion of the Note and the Other Notes, as and to the extent required under Rule 4460(i) of Nasdaq (or any successor or replacement provision thereof).

          "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Tender Offer" means a tender offer or exchange offer.

          "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading.

          "Trading Price" on any date means the lowest sale price (regular way) for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock or (b) Nasdaq, in either case as reported by Bloomberg, L.P., provided, however, that if during
                                               --------  -------
any Measurement Period:


          (i) The Company shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record date for any such action, then the Trading Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Trading Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

          (ii) The Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Trading Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Trading Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Trading Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Trading Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Trading Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Company;

          (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Trading Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Trading Price for each day in such Measurement Period prior to the day upon which such combination becomes effective shall be proportionately increased;

          (iv) The Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Trading Price for any day in such Measurement Period prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Trading Price (determined without regard to this proviso) by a fraction of which the numerator shall be the Trading Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) on such date of the portion of the Securities so distributed or to be distributed applicable to one share of Common Stock and the denominator shall be the Trading Price (determined without regard to this proviso); provided, however, that in the event the
                                      --------  -------
     then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Trading Price (determined without regard to this clause
     (iv) of this proviso) on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of Notes shall have the right to receive in payment of interest on the Notes or upon conversion of the Notes, as the case may be, the amount of Securities the holders of Notes would have received had the number of shares of Common Stock to be issued in payment of such interest on the Notes, or had the holders of Notes converted the Notes, in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Trading Price is being determined.

          For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common

     Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause (ii) of this proviso applies (and any Trading Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Trading Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

          (v) The Company or any subsidiary of the Company shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause
     (v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration payable in respect of any tender offer by the Company or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made, exceeds 10% of the product of the Trading Price (determined without regard to this proviso) on any day in such Measurement Period prior to the earlier of (1) the record date with respect to such distribution and
     (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Trading Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Trading Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Trading Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Trading Price (determined without regard to this proviso) on such day; provided, however, that in the event the portion of the cash so
     --------  -------
     distributed or paid for the repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Trading Price (determined without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of Notes shall have the right to receive in payment of interest on Notes or upon conversion of Notes, as the case may be, the amount of cash the holders of Notes would have received had the number of shares of Common Stock to be issued in payment of such interest on Notes, or had the holders of Notes converted Notes, in either such case, immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

          (vi) A tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Company) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made,
     (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Company) of consideration paid in respect of any repurchase or other reacquisition by the Company or any subsidiary of the Company of any shares of Common Stock made within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, and (3) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Trading Price (determined without regard to this proviso) on any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Trading Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Trading Price (determined without regard to this proviso) for such day by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such day multiplied by the Trading Price (determined without regard to this proviso) for such day and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such tender offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day and the Trading Price (determined without regard to this proviso) of the Common Stock on the trading day next succeeding the Expiration Time. If the application of this clause (vi) to any tender offer would result in an increase in the Trading Price (determined without regard to this proviso) for any day, no adjustment shall be made for such tender offer under this clause (vi) for such day;

provided further, however, that if on any Trading Day there shall be no reported
-------- -------  -------
sale price (regular way) of such security, the "Trading Price" on such Trading Day shall be the lowest sale price (regular way) of such security on the Trading Day next preceding such Trading Day on which a sale price (regular way) for such security has been so reported; provided further, however, that if on any date
                               -------- -------  -------
there shall be no reported sale price (regular way) of such security and at the time the lowest sale price (regular way) for such Trading Day is being determined there shall be known a sale price (regular way) so reported for the Trading Day next subsequent to such Trading Day on which a sale price (regular way) shall have been so reported, then the Trading Price on such Trading Day for which there shall have been no reported sale price (regular way) shall be the lower of (x) the Trading Price as determined pursuant to the immediately preceding proviso to this definition and (y) the lowest sale price (regular way) as so reported for such succeeding Trading Day for which a sale price (regular way) as so reported is known.

          "Transaction Documents" means this Note, the Note Purchase Agreement, the Final Maturity Note, the Security Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

          "Transfer Agent Instruction" means the instruction letter from the Company to the Conversion Agent in the form attached as Annex IV to the Note Purchase Agreement.

          "Warrants" means Common Stock Purchase Warrants of the Company issued to the original holder of this Note pursuant to the Note Purchase Agreement.


                                 ARTICLE VIII

                                 MISCELLANEOUS

          8.1  FAILURE OR INDULGENCY NOT WAIVER.  No failure or delay on the
               --------------------------------
part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          8.2  NOTICES.  Except as otherwise specifically provided herein, any
               -------
notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company (telephone line facsimile transmission number (303) 530-
1296); and the address of the Company shall be 6304 Spine Road, Unit A, Boulder Colorado 80301, Attention: Vice President and Chief Financial Officer (telephone line facsimile transmission number (303) 530-1296). Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided.

          8.3  AMENDMENT PROVISION.  The term "Note" and all
               -------------------
reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. Neither this Note or any Other Note nor the Security Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Majority Holders, provided that no such change, waiver, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby, (i) extend the scheduled final maturity of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Redemption Price or Repurchase Price, (ii) release the collateral or reduce the amount of collateral required to be deposited or maintained by the Company pursuant to the Security Agreement except as expressly provided in the Security Agreement, (iii) amend, modify or waive any provision of this Section 8.3, (iv) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders or (v) except as provided in this Note, change the method of calculating the Conversion Price.

          8.4  ASSIGNABILITY.  This Note shall be binding upon the Company and
               -------------
its successors and permitted assigns, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns.

          8.5  CERTAIN EXPENSES.  The Company shall pay on demand all expenses
               ----------------
incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with, (x) the negotiation, preparation or execution of any amendment or modification of the Transaction Documents, (y) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

          8.6  GOVERNING LAW.  This Note shall be governed by the internal laws
               -------------
of the State of New York, without regard to the principles of conflict of laws.

          8.7  TRANSFER OF NOTE.  This Note has not been and is not being
               ----------------
registered under the provisions of the Act or any state securities laws and this Note may not be transferred unless (1) the transferee is an "accredited investor" as defined in Regulation D under the Act and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred pursuant to an exemption from such registration. Prior to any such transfer, such transferee shall (x) have made written representations and warranties to and covenants with the Company with respect to such transferee in the form of Sections 3(a), 3(c), 5(a) and 5(b) of the Note Purchase Agreement, and (y) shall have further represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. Upon the transferee's compliance with its obligations in the immediately preceding sentence, the Company shall agree in writing with such transferee to be bound by the provisions of Sections 5(a) and 5(b) of the Note Purchase Agreement and the terms of the Transfer Agent Instruction, in each case for the benefit of such transferee.

          8.8  ENFORCEABLE OBLIGATION.  The Company represents and warrants that
               -----------------------
at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Note Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

          8.9  CERTAIN AMOUNTS.  Whenever pursuant to this Note the Company is
               ----------------
required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

          8.10 REPLACEMENT OF NOTES.  Upon receipt by the Company of evidence
               --------------------
reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory to the Company or (b) in the case of mutilation, upon surrender and cancellation of the Note, the Company at its expense will execute and deliver to the Holder a new Note of like tenor.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on the day and in the year first above written.


                                                 NAPRO BIOTHERAPEUTICS, INC.



                                                 By:
                                                   Name:
                                                   Title:

                                                                       EXHIBIT A
                                                                       ---------

                             NOTICE OF CONVERSION
                          OF SENIOR CONVERTIBLE NOTE
                        OF NAPRO BIOTHERAPEUTICS, INC.

To:  American Stock Transfer & Trust Company,
        as Conversion Agent
     40 Wall Street
     New York, New York  10005

     Attention:  Paula Caripoli

     Facsimile No:  (718) 921-8336

With a copy to:

     Napro BioTherapeutics, Inc.
     6304 Spine Road Unit A
     Boulder, Colorado  80301

     Attention:

     Facsimile No.:  (303) 530-1296

          (1) Pursuant to the terms of the Senior Convertible Note due ____________, 2000 (the "Note"), the undersigned hereby elects to convert $_________________ of the Note, equal to the sum of $_________________ principal amount of the Note, $________________ of accrued and unpaid interest on such principal amount and $________________ of Default Interest on such interest into shares of Common Stock of NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (the "Company"), at a conversion price per share equal to $_____________. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

          (2) Please issue a certificate or certificates for ____________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

          _____________________     _____________________
          Name                      Name


          _____________________     _____________________
          Address                   Address


          _____________________     _____________________
          SS or Tax ID Number       SS or Tax ID Number


          Delivery Instructions
          for Common Stock:



          (3) The Holder hereby represents to the Company that the exercise of conversion rights contained herein does not violate the provisions of Section
2.1 of the Note relating to beneficial ownership in excess of 4.9% of the Common Stock.

          (4) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) until such shares are registered under the Act, the Company may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.



                                                 NAME:


Date _________________________                   ______________________________

                                                 Signature of Registered Holder
                                                 (Must be signed exactly as name
                                                  appears in the Note.)

                                                                       EXHIBIT B
                                                                       ---------

                        COMPANY INCONVERTIBILITY NOTICE
                  (SECTION 2.4(b) OF SENIOR CONVERTIBLE NOTE)

TO:  ___________________________
           (Name of Holder)

          (1) Pursuant to the terms of the Senior Convertible Note due ____________, 2000 (the "Note"), NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), hereby notifies the above-named Holder:

          (a) On ___________________ (fill in date) five Inconvertibility Days had occurred in a period of ten Trading Days and on such date $_______________ (fill in amount) of principal of the Note and the related interest, if any, became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

          (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:

     ____________________, 199__  $_____________

     ____________________, 199__  $_____________

     ____________________, 199__  $_____________

     ____________________, 199__  $_____________

     ____________________, 199__  $_____________

          (2) The Inconvertibility Days referred to in this Notice relate to (check (a) or (b)):

     [_]  (a)  Maximum Share Amount Inconvertibility

     [_]  (b)  Registration Restriction Inconvertibility

          (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________                   NAPRO BIOTHERAPEUTICS, INC.



                                                 By___________________________

                                                                       EXHIBIT C
                                                                       ---------

                        HOLDER INCONVERTIBILITY NOTICE
                  (SECTION 2.4(b) OF SENIOR CONVERTIBLE NOTE)

TO:  NAPRO BIOTHERAPEUTICS, INC.

          (1) Pursuant to the terms of the Senior Convertible Note due ____________, 2000 (the "Note"), __________ (the "Holder"), hereby notifies
NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"):

          (a) On __________________ (fill in date) five Inconvertibility Days had occurred in a period of ten Trading Days and on such date $_______________ (fill in amount) of principal of the Note and the related interest, if any, became inconvertible by reason of the occurrence of five Inconvertibility Days within a period of ten consecutive Trading Days.

          (b) The five Inconvertibility Days covered by this Notice and the applicable Conversion Price on each such day are as follows:

     ____________________, 199__  $_____________


     ____________________, 199__  $_____________


     ____________________, 199__  $_____________


     ____________________, 199__  $_____________


     ____________________, 199__  $_____________


          (2) The Inconvertibility Days referred to in this Notice relate to (check (a) or (b)):

     [_]  (a)  Maximum Share Amount Inconvertibility

     [_]  (b)  Registration Restriction Inconvertibility

          (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________                   NAME OF HOLDER:

                                                 _____________________________



                                                 By___________________________
                                                       Title:

                                                                       EXHIBIT D
                                                                       ---------

                          MANDATORY REDEMPTION WAIVER

          NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), and the undersigned holder (the "Holder") of the Company's Senior Convertible Note due ____________, 2000 (the "Note") hereby agree as follows:

          1. The Company's or the Holder's Inconvertibility Notice given on __________________ (the "Waiver Commencement Date"), if any, is hereby rescinded and the Note shall not be redeemed pursuant to Section 2.4 of the Note by reason of such Inconvertibility Notice or any inconvertibility of the Note which may arise pursuant to Section 2.4 of the Note during the period ending on the date set forth below in this Section 1 (the "Waiver Period").

     Date for end of Waiver Period: ______________, 199__

          2. If this Mandatory Redemption Waiver is given in connection with a Registration Restriction Inconvertibility, promptly, but in no event later than the date which is 15 days after the date of this Mandatory Redemption Waiver, the Company shall file a Registration Statement with the SEC relating to the resale by the Holder of the number of Registrable Securities (as defined in the Note Purchase Agreement) set forth below in this Section 2, which Registration Statement may be constituted in any manner which does not have the effect of suspending or terminating the effectiveness of any and all Registration Statements filed by the Company pursuant to Section 8(b)(1) of the Note Purchase Agreement or otherwise with respect to the Registrable Securities which names the Holder as a selling stockholder, and shall thereafter use its best efforts to obtain effectiveness of such Registration Statement. Such Registration Statement shall in all respects be deemed a Registration Statement (as defined in the Note).

       Number of Registrable Securities: ______________________________

          3. If the Company shall default in the performance of its obligations set forth herein, this Mandatory Redemption Waiver shall cease to be of further force and effect and the rights, liabilities and obligations of the parties shall be restored to those which would have existed in the absence of this Mandatory Redemption Waiver.

          4. This Agreement shall be governed by the laws of the State of New York. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Note.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the respective dates set forth below.

                                                 NAPRO BIOTHERAPEUTICS, INC.



                                                 By____________________________
                                                       Title:

                                                 Date:_________________________


                                                 NAME OF HOLDER:


                                                 ------------------------------


                                                 By____________________________
                                                       Title:

                                                 Date:_________________________

                                                                       EXHIBIT E
                                                                       ---------

                          OPTIONAL REDEMPTION NOTICE

TO:  ___________________________
          (Name of Holder)

          (1) Pursuant to the terms of the Senior Convertible Note due ____________, 2000 (the "Note"), NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note in accordance with Section
1.2 of the Note as set forth below:

          (i)    The principal amount of the Note to be redeemed is $_________.

          (ii)   The Optional Redemption Price is $_______________.

          (iii)  The Optional Redemption Date is ______________.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________                   NAPRO BIOTHERAPEUTICS, INC.



                                                 By_____________________________
                                                       Title:

                                                                       EXHIBIT F
                                                                       ---------

                         SUBORDINATION OF INDEBTEDNESS

          Any Indebtedness to be issued as permitted by Section 3.1 of the Note shall contain the following provisions and no provision inconsistent with the following provisions:


                           ARTICLE __ - SUBORDINATION

          Section _.1  Agreement of Subordination.  The Company covenants
                       --------------------------
and agrees, and each holder of the indebtedness created by this instrument (this "Indebtedness") by its acceptance hereof or thereof covenants and agrees, expressly for the benefit of holders of Senior Indebtedness, that this Indebtedness shall be issued subject to the provisions of this Article; and each person holding this Indebtedness, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

          The payment of the principal of, premium, if any, and interest on this Indebtedness shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness.

          No provision of this Article shall prevent the occurrence of any default or event of default with respect to this Indebtedness.

          Section _.2  Payments to Holders of this Indebtedness. (a) In the
                       ----------------------------------------
event and during the continuation of any (1) Event of Default (as defined in the Notes), (2) Repurchase Event (as defined in the Notes), (3) absence of SEC registration under the circumstances provided in Section 5.3 of the Note or (4) circumstance specified in Section 2.4 of any Note which results in any portion of such Note becoming inconvertible, then, unless and until (x) such default shall have been cured or waived or shall have ceased to exist, (y) holders of the Notes shall no longer be entitled to exercise their repurchase rights pursuant to Article V of the Notes following such Repurchase Event (or such rights have been waived) or (z) the Company shall have redeemed such portions of any Note as required by Section 2.4(b) of such Note, as the case may be, no payment shall be made by the Company with respect to the principal of or, premium, if any, or interest on this Indebtedness.

          (b) A "Reorganization" shall include and mean any dissolution, winding up, total or partial liquidation or reorganization of the Company, or any similar transaction resulting in distributions of cash, securities or other property ("Distributions") to creditors generally, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings.

          (c) Upon any Reorganization, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any Distribution is made to, for, or on account of this Indebtedness or any portion thereof (including without limitation any Distribution in connection with a payment of principal, interest or premium or the repurchase of any portion of this Indebtedness).

          (d) Upon any Reorganization, all Distributions on account of this Indebtedness shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent, assignee for the benefit of creditors or other person making such Distribution directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order or the terms of any subordination as between or among such Senior Indebtedness) or their respective representative or representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Distribution is made on account of this Indebtedness.

          (e) Distributions other than cash, when made on account of Senior Indebtedness as aforesaid, shall not be credited towards the payment of such Senior Indebtedness until such Distributions are liquidated or otherwise converted to cash and such cash is received by the holders of such Senior Indebtedness, with such liquidation and conversion to be conducted by each holder of Senior Indebtedness at its sole and absolute discretion.

          (f) In the event that, notwithstanding the foregoing, upon a Reorganization or Distribution on account of this Indebtedness is received by a holder thereof from the Company (including without limitation by way of set-off) or from the holder (or indenture trustee or other representative) of any indebtedness subordinated to this Indebtedness, such Distribution shall be held by the recipient or recipients thereof in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness, or their respective representative or representatives, in the same manner and fashion as the Company is obligated to make the same under paragraphs (d) and (e) above.

          (g) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of set-off or otherwise), prohibited by the foregoing, shall be received by any holder of this Indebtedness before all Senior Indebtedness is paid in full, or provision is made for such payment in accordance with its terms, such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Indebtedness.

          (h) Except as shall be specifically prohibited by the first two paragraphs of this Section _.2, nothing contained in this Article shall prevent the Company from making any scheduled payment of principal or interest on this Indebtedness.

          Section _.3  Subrogation of this Indebtedness.  Subject to the
                       --------------------------------
payment in full of all Senior Indebtedness, the rights of the holders of this Indebtedness shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as this Indebtedness is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on this Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of this Indebtedness would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article, to or for the benefit of the holders of Senior Indebtedness by holders of this Indebtedness, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of this Indebtedness, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of this Indebtedness pursuant to the subrogation provisions of this Article, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of this Indebtedness.

          Section _.4  Provisions Solely to Define Relative Rights. It is
                       -------------------------------------------
understood that the provisions of this Article are, and are intended, solely for the purposes of defining the relative rights of the holders of this Indebtedness, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article or in the terms of this Indebtedness is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of this Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay to the holders of this Indebtedness the principal of (and premium, if any) and interest on this Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holders of this Indebtedness and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any holder of this Indebtedness from exercising all remedies otherwise permitted by applicable law upon default under this Indebtedness, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Section _.5  Reliance on Judicial Order or Certificate of Liquidating
                       --------------------------------------------------------
Agent.  Upon any payment or distribution of assets of the Company referred to in
-----
this Article, the holders of this Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the holders of this Indebtedness, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          Section _.6  No Impairment of Subordination.  No right of any
                       ------------------------------
present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Note Purchase Agreement or the documents, agreements and instruments relating to this Indebtedness, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Section _.7  Certain Conversions Deemed Payment.  If this Indebtedness
                       ----------------------------------
is convertible into securities of the Company, for the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of this Indebtedness in accordance with such conversion rights shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Indebtedness or on account of the purchase or other acquisition of this Indebtedness, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of this Indebtedness shall be deemed to constitute payment on account of the principal of this Indebtedness. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company,
(b) securities of the Company which are subordinated in right of payment to the Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, this Indebtedness is so subordinated as provided in this Article and (c) securities, if any, into which this Indebtedness becomes convertible in connection with any business combination transaction if so provided in the terms of this Indebtedness. Nothing contained in this Article or elsewhere in the terms of this Indebtedness is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of this Indebtedness, the right, if any, which is absolute and unconditional, of the holder of this Indebtedness to convert this Indebtedness in accordance with the terms of this Indebtedness.

          Section _.8  Definitions.  As used in this Article, the following
                       -----------
terms shall have the following meanings:

          Company:  The term "Company" means NaPro BioTherapeutics, Inc., a
          -------
Delaware corporation, and shall include its successors and assigns.

          Notes:    The term "Notes" means the several Senior Convertible Notes,
          -----
dated ____________, 1997, issued by the Company pursuant to the several Note Purchase Agreements, dated as of ________ __, 1997, by and between the Company and the several purchasers named therein.

          Senior Indebtedness:  The term "Senior Indebtedness" means the
          -------------------
principal of, premium, if any, and interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), and any other payment (including, without limitation, the Redemption Price (as defined in the Notes), the Repurchase Price (as defined in the Notes) and the Registration Repurchase Price (as defined in the Notes)), due pursuant to, any of the following, whether outstanding at the time of issuance of this Indebtedness or thereafter incurred or created:

          (a)  the Notes; and

          (b) all renewals, extensions, refundings, deferrals, amendments or modifications of the Notes;

unless in the case of any such renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such renewal, extension, refunding, amendment, modification or supplement is not superior in right of payment to, or pari passu with, this Indebtedness.

                                                                       EXHIBIT G
                                                                       ---------

                                COMPANY NOTICE
                  (SECTION 5.2(a) OF SENIOR CONVERTIBLE NOTE)

TO:  ___________________________
          (Name of Holder)


          (1) A Repurchase Event described in the Senior Convertible Note due ________________, 2000 (the "Note") of NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), occurred on ____________________, ______. As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 5.2 of the Note.

          (2) The Holder's repurchase right must be exercised on or before ______________, _______.

          (3) At or before the date set forth in the preceding paragraph (2), the Holder must:

               (a) deliver to the Company a Holder Notice, in the form attached as EXHIBIT H to the Note; and

               (b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

          (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


Date _________________________                   NAPRO BIOTHERAPEUTICS, INC.



                                                 By____________________________
                                                       Title:

                     [Page H-73 intentionally left blank]

                                                                       EXHIBIT H
                                                                       ---------

                                 HOLDER NOTICE
                  (SECTION 5.2(b) OF SENIOR CONVERTIBLE NOTE)

TO:  NAPRO BIOTHERAPEUTICS, INC.

          (1) Pursuant to the terms of the Senior Convertible Note due ____________, 2000 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5.2(a) and 5.2(b) of $________________ of the Note, equal to the sum of $________________ principal amount of the Note, $________________ of accrued and unpaid interest on such principal amount and $________________ of Default Interest on such interest at the Repurchase Price provided in the Note.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


     Date:                                      NAME OF HOLDER:



                                                By______________________________
                                                  Signature of Registered Holder
                                                  (Must be signed exactly as
                                                   name appears in the Note.)

                                                                       EXHIBIT I
                                                                       ---------

                     HOLDER REGISTRATION REPURCHASE NOTICE
                   (SECTION 5.3 OF SENIOR CONVERTIBLE NOTE)

TO:  NAPRO BIOTHERAPEUTICS, INC.

          (1) Pursuant to the terms of the Senior Convertible Note due __________ _____, 2000 (the "Note"), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Section 5.3 of $__________ of the Note, equal to the sum of $__________ principal amount of the Note, $__________ of accrued and unpaid interest on such principal amount and $__________ of Default Interest on such interest at the Registration Repurchase Price provided in the Note.

          (2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


     Date:                                      NAME OF HOLDER:



                                                By______________________________
                                                  Signature of Registered Holder
                                                  (Must be signed exactly as
                                                   name appears in the Note.)

                                                                       EXHIBIT J
                                                                       ---------

                       HOLDER NOTICE OF FINAL CONVERSION
                          OF SENIOR CONVERTIBLE NOTE

TO:  NAPRO BIOTHERAPEUTICS, INC.


          (1) Pursuant to the terms of the Senior Convertible Note due ____________, 2000 (the "Note"), issued by NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), the undersigned Holder of the Note hereby elects (check one)

          [_] To convert the principal amount of the Note, accrued and unpaid interest on such principal amount and Default Interest on such interest into shares of Common Stock of the Company which is outstanding on the Maturity Date.

          [_] To receive a Final Maturity Note in the form attached to the Note as EXHIBIT K in accordance with Section 6.2 of the Note.

          (2) In connection with this certificate the Holder hereby represents to the Company as follows:

          (a) If the Holder hereby elects to exercise its conversion rights, it will not violate the provisions of Section 2.1 of the Note relating to beneficial ownership in excess of 4.9% of the Common Stock.

          (b) If the shares of Common Stock issuable upon conversion of the Note have not been registered under the Securities Act of 1933, as amended (the "Act"), the undersigned represents and warrants that (i) such shares of Common Stock are being acquired for the account of the undersigned for investment, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and (ii) the undersigned is an "accredited investor" as defined in Regulation D under the Act. The undersigned further agrees that (A) such shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act and (B) until such shares are registered under the Act, the Company may place a legend on the certificate(s) for the shares to that effect and place a stop-transfer restriction in its records relating to the shares.

          (c) It is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Act by reason of Rule 501(a)(3).

          (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.


                                                 NAME OF HOLDER:

Date _________________________

                                                 By_____________________________
                                                      Title:

                                                                       EXHIBIT K
                                                                       ---------

THIS FINAL MATURITY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THIS FINAL MATURITY NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS FINAL MATURITY NOTE MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 3.7.

                          NAPRO BIOTHERAPEUTICS, INC.

                              FINAL MATURITY NOTE
                              -------------------

New York, New York                                                $_____________
            , 2000

          FOR VALUE RECEIVED, NAPRO BIOTHERAPEUTICS, INC., a Delaware corporation (hereinafter called the "Company"), hereby promises to pay to ____________________________, [Address], or registered assigns (the "Holder") or order, the sum of _____________ Dollars ($_____________), on [BEFORE SIGNING THE FINAL MATURITY NOTE, INSERT MONTH AND DAY OF THE NOTE'S ISSUANCE DATE], 2005, and to pay interest on the unpaid principal balance hereof at the rate of thirteen and three quarters percent (13.75%) per annum from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal of or interest on this Final Maturity Note which is not paid when due shall bear interest at the rate of twenty percent (20%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall be payable on the 1st day of each May and November, commencing on November 1, 2000, and at maturity (the "Interest Payment Dates"). Interest on this Final Maturity Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed.

          All payments of principal of and interest on this Final Maturity Note shall be made in lawful money of the United States of America, or, at the option of the Company and subject to the provisions of this Final Maturity Note, interest payable on the

Interest Payment Dates may be paid in whole or in part in fully paid and nonassessable shares of Common Stock, $.001 par value, or any shares of capital stock and related rights of the Company into which such stock shall hereafter be changed or reclassified (the "Common Stock"). All cash payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Final Maturity Note. Whenever any amount expressed to be due by the terms of this Final Maturity Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is not a business day and, in the case of any Interest Payment Date which is not the date on which this Final Maturity Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Final Maturity Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

          The obligations of the Company under this Final Maturity Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Final Maturity Note is issued pursuant to a Senior Convertible Note, dated _____________, 1997, issued by the Company (the "Note").

          The following terms shall apply to this Final Maturity Note:


                                   ARTICLE I

                     PREPAYMENT; INTEREST IN COMMON STOCK

          1.1  PREPAYMENT.  The Company shall have the right to prepay this
               ----------
Final Maturity Note in whole at any time or in any part from time to time.

          1.2  ISSUANCE OF COMMON STOCK IN LIEU OF CASH INTEREST. (a)  If the
               -------------------------------------------------
Company exercises its option to make a payment of interest on this Final Maturity Note wholly or partly in shares of Common Stock (herein sometimes called the "Stock Payment Option"), the issuance of shares of Common Stock upon such exercise of the Stock Payment Option shall have been authorized by the Board of Directors of the Company.

          (b) The Company shall not be permitted to exercise the Stock Payment Option with respect to any payment of interest on this Final Maturity
Note if:

                 (i) the number of shares of Common Stock authorized, unissued and unreserved for all purposes, or held in the Company's treasury, is insufficient to pay the portion of such interest to be paid in Common Stock;

                 (ii) the issuance or delivery of shares of Common Stock pursuant to the Stock Payment Option or the public resale of such shares by the Holder would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

                 (iii) the shares of Common Stock to be issued upon exercise of the Stock Payment Option have not been authorized for listing, upon official notice of issuance, on the principal securities exchange on which the Common Stock is then listed and traded;

                 (iv) the Computed Price is less than the par value of the Common Stock;

                 (v) an Event of Default (as defined herein) has occurred and is continuing; or

                 (vi) the Common Stock is neither (i) listed or admitted for trading on a national securities exchange nor (ii) quoted on the Nasdaq National Market.

          (c) If the Stock Payment Option is elected, the Company shall issue and dispatch or cause to be dispatched to the Holder one or more certificates for the aggregate number of whole shares of Common Stock determined by dividing the per share Computed Price of the Common Stock on the applicable Interest Payment Date into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Final Maturity Note which is being paid in shares of Common Stock were being paid in such lawful money; provided,
                                                                --------
however, that if in connection with any such election the Company shall have
-------
failed to deliver the appropriate number of shares of Common Stock to the Holder within three business days after the applicable Interest Payment Date, then the Company shall not be entitled to use the Stock Payment Option in respect of such Interest Payment Date, such cash interest shall be immediately due and payable and the Company shall pay the interest for such Interest Payment Date in cash with Default Interest, at the rate provided in this Note, from such Interest Payment Date until paid. No fractional shares will be issued in payment of interest on this Final Maturity Note. In lieu thereof, the Company may issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America. The shares of Common Stock issued or to be issued by the Company in payment of interest on this Final Maturity Note are sometimes referred to herein as the "Payment Shares."

          (d) If the Company exercises the Stock Payment Option with respect to a payment of interest on this Final Maturity Note, the Company shall deliver to the Holder, on or prior to the date on which Payment Shares for such payment of interest on this Final Maturity Note are to be received by the Holder, a Company Certificate setting forth (i) the total amount of the interest payment to which the Holder is entitled, (ii) the portion of the interest payment being made in Payment Shares, (iii) the number of Payment Shares allocable to such payment, as calculated pursuant to this Section 1.2, (iv) any rounding adjustment to such number or any payment necessary to be made pursuant to Section 1.2(c), (v) a brief statement of the facts requiring such adjustment, (vi) the number of Payment Shares issuable with respect to each $100 of interest on this Final Maturity Note after such adjustment and (vii) a brief statement that none of the conditions set forth in Section 1.2(b) has occurred and is existing. Such Company Certificate shall be accompanied by the certificates, each duly issued in the name of the Holder, representing the Payment Shares.

Such Company Certificate shall be conclusive evidence of the correctness of the calculation of the number of Payment Shares allocable to the payments to which such Company Certificate relates and of any adjustments to such number made pursuant to this Section 1.2 in the absence of manifest error. In addition, on or before the pertinent payment date, the Company shall cause the transfer agent for the Common Stock to prepare and issue the certificates representing the Payment Shares in the name of the Holder before being so delivered by the Company.

          (e) The Payment Shares, when issued pursuant to and in compliance with this Section 1.2, shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock; the issuance and delivery thereof is in all respects hereby authorized; and the issuance thereof, together with lawful money of the United States of America, if any, paid in lieu of fractional shares of such Common Stock, will be, and for all purposes shall be deemed to be, in full discharge and satisfaction of the Company's obligation to pay the interest on this Final Maturity Note to which such Payment Shares relate.

          (f) As used in this Final Maturity Note, the following terms shall have the meanings provided herein:

          (1) "Company Certificate" means a certificate of the Company signed by an Officer.

          (2) "Computed Price" for any date means arithmetic average of the per share Trading Price during the Measurement Period with respect to such date.

          (3) "Measurement Period" means, with respect to any date, the period of five consecutive trading days ending three trading days prior to such date.

          (4) "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Chief Financial Officer of the Company.

          (5) "Other Final Maturity Notes" means the several Final Maturity Notes issued pursuant to the Other Notes.

          (6) "Other Notes" means the several Senior Convertible Notes dated ___, 1997 issued by the Company.

          (7) "Trading Day" means a day on which either the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading.

          (8) "Trading Price" on any date means the closing bid price for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of Common Stock are listed which constitutes the principal securities market for the Common Stock or (b) the Nasdaq National Market, in either case as reported by Bloomberg, L.P. (subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Trading Price which would otherwise be applicable, (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any subsidiary of the Company or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding and
     (viii) similar events relating to the Common Stock, in each such case which occur during a particular Measurement Period).

          (9) "Transaction Documents" means this Final Maturity Note, the Note, the Note Purchase Agreement and the other agreements, instruments and documents contemplated hereby and thereby.


                                  ARTICLE II

                               EVENTS OF DEFAULT

          If any of the following events of default (each, an "Event of Default") shall occur:

          2.1  FAILURE TO PAY PRINCIPAL OR INTEREST.  The Company fails (a) to
               ------------------------------------
pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) of this Section 2.1 only, such failure continues for a period of ten (10) days after the due date thereof;

          2.2  BREACH OF COVENANT.  The Company  breaches any material covenant
               ------------------
or other material term or condition of this Final Maturity Note (other than as specifically provided in Section 2.1 hereof), and such breach continues for a period of twenty (20) days after written notice thereof to the Company from the Holder or within 60 days after delivery of such notice if and only if, such default is reasonably capable of cure and during such 60-day period, the Company has been diligently taking action to cure such default and such cure cannot be completed within such 20-day period;

          2.3  BREACH OF REPRESENTATIONS AND WARRANTIES.  Any representation or
               ----------------------------------------
warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement) shall be false or misleading in any material respect when made;

          2.4  CERTAIN VOLUNTARY PROCEEDINGS.  The Company or any material
               -----------------------------
subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

          2.5  CERTAIN INVOLUNTARY PROCEEDINGS.  An involuntary case or other
               -------------------------------
proceeding shall be commenced against the Company or any material subsidiary of the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

          2.6  JUDGMENTS.  Any court of competent jurisdiction shall enter one
               ---------
or more final judgments against the Company or any subsidiary of the Company or any of their respective properties or other assets in an aggregate amount in excess of $500,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of thirty (30) consecutive days; or

          2.7  DEFAULT UNDER OTHER AGREEMENTS.  (a) The Company or any
               ------------------------------
subsidiary shall (i) default in any payment with respect to any indebtedness for borrowed money (other than this Final Maturity Note) which indebtedness has an outstanding principal amount in excess of $750,000 individually or $1,500,000 in the aggregate for the Company and its subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (b) any such indebtedness of the Company or any of its subsidiaries shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

then upon the occurrence and during the continuation of any Event of Default specified in Section 2.1, 2.2, 2.3, 2.6 or 2.7 at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in
Section 2.4 or 2.5, the Company shall, pay to the Holder an amount equal to the sum of (A) the outstanding principal amount of this Final Maturity Note plus (B)
                                                                        ----
accrued and unpaid interest on such principal amount to the date of payment plus
                                                                            ----
(C) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (B) at the rate provided in this Final Maturity Note to the date of payment and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.


                                  ARTICLE III

                                 MISCELLANEOUS

          3.1  FAILURE OR INDULGENCY NOT WAIVER.  No failure or delay on the
               --------------------------------
part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          3.2  NOTICES.  Any notice herein required or permitted to be given
               -------
shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company (telephone line facsimile transmission number (___) ___- ____); and the address of the Company shall be 6304 Spine Road, Unit A, Boulder, Colorado 80301, Attention: ________________ (telephone line facsimile transmission number (___) ___-____). Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided.

          3.3  AMENDMENT PROVISION.  The term "Final Maturity Note" and all
               -------------------
reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          3.4  ASSIGNABILITY.  This Final Maturity Note shall be binding upon
               -------------
the Company and its successors and assigns, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns.

          3.5  CERTAIN EXPENSES.  The Company shall pay on demand all expenses
               ----------------
incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with, (x) the negotiation, preparation or execution of any amendment or modification of the Transaction Documents, (y) any default or breach of any of the Company's obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

          3.6  GOVERNING LAW.  This Final Maturity Note shall be governed by the
               -------------
internal laws of the State of New York, without regard to the principles of conflict of laws.

          3.7  TRANSFER OF FINAL MATURITY NOTE.  This Final Maturity Note has
               -------------------------------
not been and is not being registered under the provisions of the Act or any state securities laws and this Final Maturity Note may not be sold, transferred, pledged or hypothecated unless (1) the transferee is a person who is an "accredited investor" as defined in Regulation D under the Act and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Final Maturity Note may be sold, transferred, pledged or hypothecated pursuant to an exemption from such registration. Prior to any such transfer, the transferee shall (x) have made written representations and warranties to the Company with respect to such transferee in the form of Sections 3(a) and 3(c) of the Note Purchase Agreement and (y) shall have further represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus included therein, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer.

          IN WITNESS WHEREOF, the Company has caused this Final Maturity Note to be signed in its name by its duly authorized officer on the day and in the year first above written.


                                                 NAPRO BIOTHERAPEUTICS, INC.



                                                 By_____________________________
                                                   Name:
                                                   Title: